Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) dated as of April 23, 2004, is entered into by and between Trimeris, Inc., a Delaware corporation (the “Company”), and Felix J. Baker and Julian C. Baker (collectively, the “Bakers”).

Recitals

WHEREAS, it is important to the Company and its stockholders to attract and retain as directors the most capable persons available;

WHEREAS, the Company believes that Felix J. Baker and Julian C. Baker are highly experienced and capable persons and that as directors they would make a valuable contribution to the Company;

WHEREAS, in connection with becoming directors of the Company, the Bakers have requested that the Company provide for certain arrangements with respect to the registration of shares under the Securities Act of 1933, as amended; and

WHEREAS, in order to induce and encourage Felix J. Baker and Julian C. Baker to serve as directors of the Company, the Board of Directors of the Company has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Bakers in lieu of this Agreement, that this Agreement is necessary to promote and ensure the best interests of the Company and its stockholders.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” means the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

“Company” means Trimeris, Inc., a Delaware corporation.

“Demand Registrable Securities” means (i) any shares of Common Stock acquired, or issuable upon conversion or exercise of securities of the Company acquired, after the date of this Agreement, except any shares acquired, or issuable upon conversion or exercise of securities of the Company acquired, as compensation for serving as a director of the Company, and (ii) any shares of Common Stock issued in respect of such shares of Common Stock (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that any Demand Registrable Securities that are otherwise subject to registration rights will not be entitled to the rights provided by this Agreement but will be entitled to such other registration rights; and provided, further, that shares of Common Stock which are Demand Registrable Securities shall cease to be Demand Registrable Securities (A) upon any sale thereof pursuant to a Registration Statement or Rule 144 under the Securities Act, (B) upon any sale thereof in any manner to a person or entity that is not entitled to the rights provided by this Agreement, (C) at such time such shares become and remain eligible for resale without any limitations pursuant to Rule 144 under the Securities Act, or (D) twelve (12) months after such time that neither Felix J. Baker nor Julian C. Baker serves as a director of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Piggyback Registrable Securities” means (i) any shares of Common Stock beneficially owned or issuable upon conversion or exercise of securities of the Company beneficially owned by the Bakers, whether acquired before or after the date of this Agreement, and, (ii) any shares of Common Stock issued in respect of such shares of Common Stock (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Piggyback Registrable Securities shall cease to be Piggyback Registrable Securities (A) upon any sale thereof pursuant to a Registration Statement or Rule 144 under the Securities Act, (B) upon any sale thereof in any manner to a person or entity that is not entitled to the rights provided by this Agreement, (C) at such time such shares become and remain eligible for resale without any limitations pursuant to Rule 144 under the Securities Act, or (D) twelve (12) months after such time that neither Felix J. Baker nor Julian C. Baker serves as a director of the Company.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registration Expenses” means all fees and expenses incident to the performance of or compliance with the provisions of this Agreement, including without limitation (i) all fees and expenses of compliance with federal securities and state securities laws; (ii) all U.S. Securities and Exchange Commission and state securities laws filing fees; (iii) all printing expenses; (iv) all fees and disbursements of counsel for the Company; and (v) all fees and disbursements of accountants of the Company.

“Registration Period” has the meaning set forth in Section 2.3.

“Registrable Securities” means Demand Registrable Securities and/or Piggyback Registrable Securities, as applicable.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, amendments and supplements to such Prospectus, all exhibits, and all information incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

2. Registration Rights

2.1 Piggyback Registration.

(a) If the Company shall determine to file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its Common Stock (other than on Form S-4 or Form S-8 (or any successor forms under the Securities Act) relating to Common Stock to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans (including employee stock purchase plans)) and there are Piggyback Registrable Securities outstanding at the time of such determination, the Company shall send written notice of such determination to the Bakers at least ten (10) business days before filing. The Bakers shall have the right to participate in such offering on a pro rata basis with the Company (“Piggyback Registration Right”) upon the giving of notice to the Company within five (5) business days of receipt by them of notice from the Company. If the Bakers notify the Company of their intent to exercise such Piggyback Registration Right, subject to 2.1(b) below, the Company shall include in such Registration Statement such number of shares of Piggyback Registrable Securities as requested by the Bakers. Such Piggyback Registrable Securities shall be included in the underwriting for the public offering on the same terms and conditions as the securities otherwise sold in such offering.

(b) If, in the opinion of the managing underwriter of such offering, the inclusion of all of the shares of Piggyback Registrable Securities and other Common Stock requested to be registered would be inappropriate, then the number of shares of Piggyback Registrable Securities and other Common Stock to be included in the offering shall be reduced, with the participation in such offering to be in the following order of priority: (i) first, securities to be issued by the Company shall be included, (ii) second, any other Common Stock required to be included pursuant to any demand registration right granted to any other holder of Common Stock shall be included, and (3) third, Piggyback Registrable Securities and any other Common Stock requested to be included, on a pro rata basis (based upon the number of Piggyback Registrable Securities owned by the Bakers and the holders of Common Stock requesting participation in the offering), shall be included.

(c) The Company may decline to file a Registration Statement after giving notice to the Bakers, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof; provided, however that the Company shall promptly notify the Bakers in writing of any such actions.

(d) In connection with any registration under this Section 2.1 involving an underwriting, the Company shall not be required to include any Piggyback Registrable Securities in such registration unless the Bakers accept the terms of the underwriting as determined by the underwriters selected by the Company (provided that the terms must be consistent with this Agreement and provided, further, that any inability of the Bakers to agree with the underwriters shall not restrict the ability of the Company to proceed with the registration).

2.2 Registration on Form S-3.

(a) The Company will use its best efforts to maintain its eligibility for the registration of its securities on Form S-3 (or any successor form). Subject to Section 2.2(b) through 2.2(d) below, the Bakers may request on one (1) occasion by written notice to the Company that the Company file a Registration Statement on Form S-3 (or any successor form) for a public offering of Demand Registrable Securities (the “Demand Registration Right”). The Company shall use its best efforts to cause such Demand Registrable Securities to be registered for the offering on such form and to cause such Demand Registrable Securities to be qualified in such jurisdictions as the Bakers may reasonably request; provided, however, that the Company shall not be required to effect more than one (1) such registration at the request of the Bakers.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.2 during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated Registration Statement that is subject to Section 2.1 of this Agreement, provided that the Company is actively employing in good faith reasonable efforts to cause such Registration Statement to become effective.

(c) If the Company is requested to effect a Registration Statement pursuant to this Section 2.2 and in the good faith reasonable judgment of the Company’s Board of Directors, the filing of such Registration Statement would require the premature disclosure of material non-public information which may reasonably be expected to have an adverse effect on the Company or its stockholders, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request for such registration from the Bakers; provided that during such time the Company may not file a Registration Statement (other than a Registration Statement on Form S-4 or Form S-8 or a Registration Statement already approved by the Board) for securities to be issued and sold for its own account or that of anyone other than the Bakers.

(d) If, at any time prior to the expiration of the Registration Period (as defined below), in the good faith reasonable judgment of the Company’s Board of Directors, the disposition of Demand Registrable Securities would require the premature disclosure of material non-public information which may reasonably be expected to have an adverse effect on the Company or its stockholders, then the Company shall not be required to maintain the effectiveness of, or amend or supplement, the Registration Statement until the date on which such material information is disclosed to the public or ceases to be material (the “Disclosure Delay Period”).

For the avoidance of doubt, in no event shall a Disclosure Delay Period exceed ten (10) trading days. The Company will give prompt notice to the Bakers of each Disclosure Delay Period and if practicable, such notice shall estimate the duration of such Disclosure Delay Period. The Bakers agree that, upon receipt of a notice of a Disclosure Delay Period prior to the disposition of the Demand Registrable Securities, the Bakers will discontinue the disposition of Demand Registrable Securities pursuant to the Registration Statement, and will not deliver any Prospectus in connection with any sale of such Demand Registrable Securities until the expiration of such Disclosure Delay Period.

2.3 Registration Procedures

(a) If and whenever the Company is required by the provisions of this Agreement to effect, pursuant to Section 2.2, the registration of any Demand Registrable Securities under the Securities Act, the Company shall:

(i) file with the Commission a Registration Statement with respect to such Demand Registrable Securities and use commercially reasonable efforts to cause that Registration Statement to become effective as soon as practicable;

(ii) promptly prepare and file with the Commission any amendments and supplements to the Registration Statement and the Prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective at all times until such date as is the earlier of (x) the date on which all of the Demand Registrable Securities have been sold and (y) the date on which all of the Demand Registrable Securities may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision (the “Registration Period”).

(iii) promptly furnish to the Bakers such reasonable number of copies of the Prospectus, including the preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as the Bakers may reasonably request in order to facilitate the public sale or other disposition of the Demand Registrable Securities owned by the Bakers.

(iv) promptly use its best efforts to register or qualify the Demand Registrable Securities covered by the Registration Statement under the securities or Blue Sky laws of such states as the Bakers shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Bakers to consummate the public sale or other disposition in such states of the Demand Registrable Securities owned by the Bakers; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(v) promptly cause all such Demand Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vi) promptly notify the Bakers, after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(vii) following the effectiveness of such Registration Statement, promptly notify the Bakers of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

(b) If the Company has delivered a Prospectus to the Bakers and after having done so, the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Bakers and, if requested, the Bakers shall immediately cease making offers of Registrable Securities and return all Prospectuses then in their possession to the Company. The Company shall promptly provide the Bakers with revised Prospectuses and, following receipt of the revised Prospectuses, the Bakers shall be free to resume making offers of the Registrable Securities.

(c) In the event that, in the good faith judgment of the Company’s Board of Directors, there is a valid business purpose or reason to suspend use of a Prospectus included in a Registration Statement, or if such suspension is required by applicable law, the Company shall notify the Bakers to such effect, and, upon receipt of such notice, the Bakers shall immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until the Bakers have received copies of a supplemented or amended Prospectus or until the Bakers are advised in writing by the Company that the then current Prospectus may be used and have received copies of additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.3(c) to suspend sales of Registrable Securities for a period in excess of ninety (90) trading days out of any 365 calendar day period.

2.4 Allocation of Expenses.

(a) The Company will pay all Registration Expenses incurred in connection with the Piggyback Registration Rights; provided, however, that the Bakers will be responsible for payment of any (i) underwriter’s discounts, selling commissions and stock transfer taxes payable in respect of the sale of Piggyback Registrable Securities by the Bakers; and (ii) fees and disbursements of their own counsel.

(b) The Bakers will pay all Registration Expenses incurred in connection with the Demand Registration Right, including any underwriter’s discounts, selling commissions and stock transfer taxes; provided, however, that any expenses incurred in connection with comments made by the staff of the Commission in connection with the staff’s review of the Registration Statement filed pursuant to Section 2.2 shall be paid by the Company; and provided, further, that the Bakers will pay any expenses incurred in connection with any Commission staff comments that relate to the Bakers or to information furnished to the Company by or on behalf of the Bakers.

2.5 Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Bakers against any losses, claims, damages, liabilities or expenses (including reasonable attorneys fees and costs of investigation), joint or several, to which the Bakers may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission made in such Registration Statement, Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or on behalf of the Bakers specifically for use in the preparation thereof; and provided, further, that the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expenses results from the fact that a current copy of the Prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned if it is determined that it was the responsibility of the Bakers to provide such person with a current copy of the Prospectus and such current copy of the Prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Bakers provided in this Section 2.5(a).

(b) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Bakers, jointly and severally, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses (including reasonable attorneys fees and costs of investigation), joint or several, to which the Company, such directors and officers, underwriters or controlling person may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to the Bakers furnished to the Company by or on behalf of the Bakers for use in connection with the preparation of such Registration Statement, Prospectus, amendment or supplement.

(c) Each party entitled to indemnification under this Section (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided, further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigations shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages, liabilities and expenses referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Bakers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as nay other relevant equitable considerations. The relative fault of the Company and the Bakers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Bakers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Bakers agree that it would not be just and equitable if contribution pursuant to this Section 2.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 2.5, in no case shall the Bakers be liable or responsible for any amount in excess of the net proceeds received by them from the offering of Registrable Securities; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section.

(e) No party shall be liable for indemnification or contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

2.6 Information by Holder. The Bakers shall furnish to the Company such information regarding the Bakers and the distribution proposed by the Bakers as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

2.7 “Stand-Off” Agreement; Confidentiality of Notices. The Bakers, if requested by the Company and the managing underwriter of an underwritten public offering by the Company of Common Stock, shall not sell or otherwise transfer or dispose of any Piggyback Registrable Securities with respect to which they have been afforded the rights provided by 2.1 above for a period of ninety (90) days following the effective date of the Registration Statement covering securities of the Company to be sold on its behalf to the public in an underwritten offering.

The Company may impose stop-transfer instructions with respect to the Registrable Securities or other securities subject to the foregoing restrictions until the end of such 90-day period.

The Bakers shall treat any written notice from the Company regarding the Company’s plans to file a Registration Statement confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

2.8 Rule 144 Requirements. The Company agrees to:

(a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time is subject to such reporting requirements); and

(c) furnish to the Bakers upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as the Bakers may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

3. General.

(a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Bakers shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

(d) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two (2) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at 3518 Westgate Drive, Suite 300, Durham, North Carolina 27707 Attention: General Counsel, or at such other address or addresses as may have been furnished in writing by the Company to the Bakers, with a copy to (which shall not constitute notice) R.J. Bruemmer/J.B. Watkins, Wilmer Cutler Pickering LLP, 2445 M St., NW, Washington, DC 20037; or

If to the Bakers, at 667 Madison Avenue, 19th Floor, New York, New York 10021, or at such other address or addresses as may have been furnished in writing by the Bakers to the Company, with a copy to (which shall not constitute notice) Richard R. Howe, Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

(e) Complete Agreement. This Agreement and the other documents, certificates and instruments delivered hereunder constitute the entire agreement and understanding of the parties hereto with respect the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(f) Assignment. Neither the Bakers nor the Company may assign either this Agreement or any rights, interests or obligations hereunder without the prior written approval of the other parties, and any permitted assignee must acknowledge in writing that it agrees to be bound by the terms and conditions of this Agreement.

(g) Amendments and Waivers. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Bakers. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(h) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

(i) Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

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[Counterpart signature page to Registration Rights Agreement]

Executed as of the date first written above.

TRIMERIS, INC.

By:	/s/ Dani Bolognesi
Name:	Dani Bolognesi, Ph. D.
Title:	CEO and CSO

[Counterpart signature page to Registration Rights Agreement]

Executed as of the date first written above.

FELIX J. BAKER

By:	/s/ Felix Baker
Name:	Felix Baker, Ph.D.
Title:	Managing member

JULIAN C. BAKER

By:	/s/ Julian Baker
Name:	Julian Baker
Title:	Managing member